EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Southcross Energy Partners, L.P. (the “Partnership”) for the quarterly period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David W. Biegler, Chief Executive Officer of Southcross Energy Partners GP, LLC, the general partner of the Partnership (the “General Partner”), and J. Michael Anderson, Senior Vice President and Chief Financial Officer of the General Partner, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:

(1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	November 10, 2014

By:	/s/ David W. Biegler
David W. Biegler Chief Executive Officer of Southcross Energy Partners GP, LLC (the general partner of Southcross Energy Partners, L.P.)

By:	/s/ J. Michael Anderson
J. Michael Anderson Senior Vice President and Chief Financial Officer of Southcross Energy Partners GP, LLC (the general partner of Southcross Energy Partners, L.P.)

The foregoing certification is being furnished to the Securities and Exchange Commission as an Exhibit to the Report.